================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                SONIC SOLUTIONS
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                SONIC SOLUTIONS

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 1, 1998

TO THE SHAREHOLDERS OF SONIC SOLUTIONS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Sonic Solutions, a California corporation (the "Company"), will be held on September 1, 1998 at 3:00 p.m., California time, at the Company's principal executive offices at 101 Rowland Way, Suite 110, Novato, California 94945 for the following purposes:

  1. To elect six directors to serve for the ensuing year and until their successors are elected.

  2. To approve the adoption of the Company's 1998 Stock Option Plan and the reservation of shares for issuance thereunder; 1,000,000 shares initially with an annual increase in the number of shares available for issuance under the plan on the last day of each fiscal year, provided that the total number of shares issuable under the plan shall not exceed 2,000,000.

  3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on July 10, 1998 (the "Record Date") are entitled to notice of and to vote at the meeting and any adjournments thereof.

  All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder previously signed and returned a proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Mary C. Sauer
                                          Secretary

Novato, California
July 24, 1998


                                   IMPORTANT

       WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED
          ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.
                        THANK YOU FOR ACTING PROMPTLY.

                                SONIC SOLUTIONS
                          101 ROWLAND WAY, SUITE 110
                           NOVATO, CALIFORNIA 94945
                                (415) 893-8000

                               ----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

  The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Sonic Solutions (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held September 1, 1998 at 3:00 p.m., California time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices which are located at 101 Rowland Way, Suite 110, Novato, California 94945. The telephone number at that address is (415) 893-8000.

  These proxy solicitation materials were mailed on or about July 24, 1998 to all shareholders entitled to vote at the Annual Meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARES OUTSTANDING

  Shareholders of record at the close of business on July 10, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, 8,435,466 shares of the Company's common stock (the "Common Stock") and 461,538 shares of Series C Preferred Stock (the "Series C Preferred Stock") were outstanding and entitled to vote at the meeting.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

VOTING AND SOLICITATION

  Every shareholder is entitled to one vote for each share of Common Stock and one vote for each share of Series C Preferred Stock held by such shareholder. Every shareholder voting for the election of directors may exercise cumulative voting rights and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than six candidates. However, no shareholder shall be entitled to cumulate votes unless a shareholder gives notice at the Annual Meeting prior to the voting of the intention to cumulate votes, and no votes may be cast in favor of a candidate unless the candidate's name has been placed in nomination prior to the voting. On all other matters each share is entitled to one vote on each proposal or item that comes before the Annual Meeting.

  The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business. However, broker non-votes will not be counted for purposes of determining whether a proposal has been approved, while abstentions have the same effect as votes against a proposal.

  Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone or telegraph. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the shareholders, will be borne by the Company. The Company will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

  The Bylaws of the Company provide for a Board consisting of not fewer than five nor more than seven directors. The size of the Board presently is set at six directors, and six directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

  The name of and certain other information regarding each nominee is set forth in the table below.

                                                                             DIRECTOR
   NAME OF NOMINEE     AGE             POSITION WITH THE COMPANY              SINCE
   ---------------     ---             -------------------------             --------
   Robert J. Doris....  45 President, Chief Executive Officer and Director     1986
   James A. Moorer....  52 Senior Vice President of Audio Development and      1987
                            Director
   Mary C. Sauer......  45 Senior Vice President of Business Development,      1986
                            Secretary and Director
   Michael C. Child...  43 Director                                            1993
   Robert M. Greber...  59 Director                                            1993
   Peter J. Marguglio.  50 Director                                            1986

  Mr. Doris is married to Ms. Sauer. There are no other family relationships between any director or executive officer of the Company.

  ROBERT J. DORIS. Mr. Doris founded Sonic Solutions in 1986 and has served as President, Chief Executive Officer and Director of the Company since that time. Prior to 1986 he was President of The Droid Works, a subsidiary of Lucasfilm Ltd., which produced computer-based video and digital audio systems for the film and television post-production and music recording industries. Prior to founding The Droid Works, Mr. Doris was a Vice President of Lucasfilm and General Manager of the Lucasfilm Computer Division. Mr. Doris received B.A., J.D. and M.B.A. degrees from Harvard University.

  JAMES A. MOORER. Dr. Moorer joined Sonic Solutions in 1987 and has served as a Vice President and Director of the Company since that time. Dr. Moorer became Senior Vice President of Audio Development in February 1993. Dr. Moorer was the principal developer of the NoNOISE and Sonic Systems. From 1986 to 1987, Dr. Moorer consulted for NeXT, Inc. on DSP software architecture for audio processing. From 1985 to 1986, he was the Chief Technical Officer at The Droid Works. From 1980 to 1985, he was the digital audio project leader at Lucasfilm, Ltd. Dr. Moorer holds a Ph.D. in Computer Science from Stanford University and S.B. degrees in Applied Mathematics and Electrical Engineering from MIT. In 1991, he won the Audio Engineering Society Bronze Award for lifetime achievement.

  MARY C. SAUER. Ms. Sauer founded Sonic Solutions in 1986 and has served as a Vice President and Director of the Company since that time. Ms. Sauer became Senior Vice President of Marketing and Sales in February 1993. Prior to 1986, Ms. Sauer was Vice President of Marketing for The Droid Works, and prior to joining The Droid Works, Ms. Sauer was Director of Marketing for the Lucasfilm Computer Division. Ms. Sauer received an M.B.A. in Finance and Marketing from the Wharton School of the University of Pennsylvania and a B.F.A. from Washington University in St. Louis.

  MICHAEL C. CHILD. Mr. Child has served as a Director of the Company since August 1993. Mr. Child has been employed by TA Associates, a venture capital firm, or its predecessor, since 1982, has been a partner of affiliated venture funds since January 1986 and is currently a Managing Director of TA Associates, Inc.

  ROBERT M. GREBER. Mr. Greber has served as a director of the Company since August 1993. Mr. Greber served as president and Chief Operating Officer of The Pacific Stock Exchange since July 1990 and in January 1996 he was elected Chairman and Chief Executive Officer. Prior to joining The Pacific Stock Exchange, he was from 1985 to 1987 President and Chief Executive Officer of Diagnostic Networks, Inc., a network of Magnetic Resonance Imaging Centers which was merged into NMR America in 1987. Prior to DNI, Mr. Greber was President and Chief Executive Officer of Lucasfilm Ltd. from 1981 to 1985 where, among other duties, he oversaw development of digital technologies for video, film, audio, and special effects and video games applications. Before joining Lucasfilm, Mr. Greber was associated with the firm of Merrill Lynch where he was Vice President and Manager of the Los Angeles Institutional Office. Mr. Greber holds a B.S. in Finance from Temple University. Mr. Greber also serves on the Board of Bay View Capital Corp.

  PETER J. MARGUGLIO. Mr. Marguglio has served as a Director of the Company since August 1986. Since January 1990, Mr. Marguglio has worked at Eatec Corporation, a software company located in Berkeley, California where he is now President. Prior to joining Eatec, Mr. Marguglio was President of Resource Marketing, Inc., an equipment leasing firm he founded in 1981. Mr. Marguglio holds a Mechanical Engineering degree from the University of Washington and an M.B.A. degree from Stanford University.

BOARD MEETINGS AND COMMITTEES

  The Board held a total of four meetings during the fiscal year ended March 31, 1998. No incumbent director participated in fewer than 75% of the total number of meetings of the Board and all meetings of the committees, if any, upon which such director served.

  The audit committee of the Board currently consists of Mr. Child, Mr. Marguglio and Mr. Greber. The principal functions of the audit committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's financial control procedures and personnel. The audit committee held four meetings during the fiscal year ended March 31, 1998.

  The Board does not have a nominating committee or a compensation committee.

COMPENSATION OF DIRECTORS

  The Company does not pay fees to its directors for attendance at meetings. The Company does reimburse its directors for their out-of-pocket expenses incurred in the performance of their duties as directors of the Company. Directors of the Company who are not, and have not been during the preceding twelve months, employees, and who do not directly or indirectly own more than 5% of the Company's Common Stock, are eligible to receive an initial grant and thereafter annual grants of options to purchase 5,000 shares of the Company's Common Stock in accordance with the Company's Nonemployee Directors Stock Option Plan.

                                  MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Common Stock as of July 10, 1998 (i) by each person who is known by the Company to own beneficially more than five percent of the Common Stock, (ii) by each of the Company's directors, (iii) by each of the Company's executive officers named in the Summary Compensation Table under the caption "Executive Compensation" below, and (iv) by all directors and executive officers as a group.

                                                        NUMBER OF    PERCENTAGE
                                                          SHARES     OF SHARES
                                                       BENEFICIALLY BENEFICIALLY
                    NAME AND ADDRESS                     OWNED(1)     OWNED(1)
                    ----------------                   ------------ ------------
   Hambrecht & Quist Guaranty Finance, LLC(2)........     631,904        7.5%
    One Bush Street
    San Francisco, CA 94104
   Entities Affiliated with TA Associates(3).........   1,005,627       11.9%
    435 Tasso Street
    Palo Alto, California 94301
   Robert J. Doris(4)................................   1,381,286       16.4%
   James A. Moorer(5)................................     349,308        4.1%
   Mary C. Sauer(6)..................................     682,652        8.1%
   Peter J. Marguglio(7).............................     209,693        2.5%
   Michael C. Child(8)...............................       1,618          *
   Robert M. Greber(9)...............................      20,916          *
   Christopher A. Kryzan(10).........................      56,666          *
   A. Clay Leighton(11)..............................     102,354          *
   All directors and executive officers as a group (9
    persons).........................................   3,863,523       45.8%

--------
 *Less than one percent.
(1) This table is based upon information supplied by directors, officers and principal shareholders. Applicable percentage ownership for each shareholder is based on 8,435,466 shares of Common Stock outstanding as of July 10, 1998, together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to the community property laws where applicable. Shares of Common Stock subject to options are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not treated as outstanding for computing the percentage ownership of any other person.
(2) According to Schedule 13G filed by Hambrecht & Quist Guaranty Finance,
    LLC.
(3) Includes 1,618 shares held by Mr. Child as described in footnote 8 below and 1,004,009 shares held by the following entities affiliated with TA
    Associates: Advent VI L.P. (502,004); Advent Atlantic and Pacific II L.P. (229,896); Chestnut III Limited Partnership (89,934); Chestnut Capital International III Limited Partnership (29,007); Advent New York L.P. (62,754); Advent Industrial II L.P. (82,883); and TA Venture Investors Limited Partnership (7,531).
(4) Includes 1,294,223 shares owned by Mr. Doris, and 87,063 shares issuable upon exercise of options which will be exercisable within 60 days of July 10, 1998.
(5) Includes 327,591 shares owned by Mr. Moorer, 7,140 shares owned by Mr. Moorer's wife individually and as trustee for their minor children, and 14,577 shares issuable upon exercise of options which will be exercisable within 60 days of July 10, 1998.

 (6) Includes 629,328 shares owned by Ms. Sauer, 53,324 shares issuable upon exercise of options which will be exercisable within 60 days of July 10, 1998.
 (7) Includes 208,443 shares owned by Mr. Marguglio, and 1,250 shares issuable upon exercise of options which will be exercisable within 60 days of July 10, 1998.
 (8) Excludes all but 1,618 shares described in footnote 3 above. Mr. Child, a director of the Company, is a general partner of TA Venture Investors Limited Partnership and a Managing Director of TA Associates, but disclaims beneficial ownership of all other shares beneficially owned by entities affiliated with TA Associates.
 (9) All shares issuable upon exercise of options which will be exercisable within 60 days of July 10, 1998, and 9,000 of which were granted pursuant to the Sonic Solutions Nonemployee Director Stock Option Plan.
(10) All shares issuable upon exercise of options which will be exercisable within 60 days of July 10, 1998.
(11) Includes 5,500 shares owned by Mr. Leighton and 96,854 shares issuable upon exercise of options which will be exercisable within 60 days of July 10, 1998.

EXECUTIVE COMPENSATION

  The following table sets forth the total compensation for the fiscal years ended March 31, 1998, 1997 and 1996 for the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who served as executive officers at fiscal year end and who received salary and bonuses of $100,000 or more. None of the named executive officers earned any bonuses or compensation for these fiscal years other than as set forth in the table or received any restricted stock awards, stock appreciation rights or long-term incentive plan payouts.

                          SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                   FISCAL YEAR ANNUAL COMPENSATION  COMPENSATION
                                      ENDED    -------------------- ------------
    NAME AND PRINCIPAL POSITION     MARCH 31,  SALARY ($) BONUS ($) OPTIONS (#)
    ---------------------------    ----------- ---------- --------- ------------
   Robert J. Doris...............     1998      $180,000   $     0    175,000(1)
    Chairman of the Board,            1997      $165,000   $     0        --
    President and Chief Executive     1996      $165,000   $     0        --
    Officer
   Mary C. Sauer.................     1998      $146,250   $     0    112,000(2)
    Senior Vice President,            1997      $135,000   $     0        --
    Business Development,             1996      $135,000   $     0        --
    Secretary and Director
   James A. Moorer...............     1998      $117,734   $     0     25,000(3)
    Senior Vice President             1997      $135,000   $     0        --
    Audio Development Director        1996      $135,000   $     0        --
   Christopher A. Kryzan(4)......     1998      $161,550   $29,584    100,000(5)
    Vice President, Marketing         1997      $150,580   $75,000        --
                                      1996      $  6,250   $     0     80,000
   A. Clay Leighton..............     1998      $130,625   $20,000    155,000(6)
    Vice President, Finance and       1997      $137,737   $15,000     20,000
    Chief Financial Officer           1996      $107,000   $10,000     25,000

--------
(1) Of these options, 85,000 represent new options granted to replace the same number of canceled options previously granted in fiscal year 1998 with higher exercise prices. See the Report of the Board Regarding Executive Compensation below regarding the repricing of options.
(2) Of these options, 40,000 represent new options granted to replace the same number of canceled options previously granted in fiscal year 1998 with higher exercise prices. See the Report of the Board Regarding Executive Compensation below regarding the repricing of options.
(3) These options represent new options granted to replace the same number of canceled options previously granted in fiscal year 1998 with higher exercise prices. See the Report of the Board Regarding Executive Compensation below regarding the repricing of options.
(4) Mr. Kryzan was hired as Vice President, Marketing in March 1996.
(5) Of these options, 20,000 represent new options granted to replace the same number of canceled options previously granted in fiscal year 1998 with higher exercise prices and 80,000 options represent new options granted to replace canceled options shown as granted in fiscal year 1996 with higher exercise prices. See the Report of the Board Regarding Executive Compensation below regarding the repricing of options.
(6) Of these options, 30,000 represent new options granted to replace the same number of canceled options previously granted in fiscal year 1998 with higher exercise prices, 20,000 represent new options granted to replace canceled options shown as granted in fiscal year 1997 with higher exercise prices and 25,000 represent new options granted to replace canceled options shown as granted in fiscal year 1996 with higher exercise prices. See the Report of the Board Regarding Executive Compensation below regarding the repricing of options.

  The following table sets forth certain information regarding grants of stock options made during the fiscal year ended March 31, 1998 to the executive officers named in the Summary Compensation Table. Since inception, the Company has not granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL
                                                                        REALIZABLE VALUE
                                                                        AT ASSUMED ANNUAL
                                                                         RATES OF STOCK
                                                                              PRICE
                                                                        APPRECIATION FOR
                                       INDIVIDUAL GRANTS                 OPTION TERM(7)
                         ---------------------------------------------- -----------------
                                      PERCENT OF
                         NUMBER OF   TOTAL OPTIONS
                         SECURITIES   GRANTED TO   EXERCISE
                         UNDERLYING  EMPLOYEES IN   OR BASE
                         OPTIONS(1)     FISCAL       PRICE   EXPIRATION
          NAME           GRANTED(#)     YEAR(4)    ($/SH)(5)  DATE(6)      5%      10%
          ----           ----------  ------------- --------- ---------- -------- --------
Robert J. Doris.........   85,000(2)        4%      2.5625      9/2/07  $137,222 $346,322
                           90,000(2)        5%      2.5625      3/3/08   145,294  366,694
Mary C. Sauer...........   40,000(2)        2%      2.5625      9/2/07    64,575  162,975
                           72,000(2)        4%      2.5625      3/3/08   116,235  293,355
James A. Moorer.........   25,000(2)        1%      2.5625      9/2/07    40,359  101,859
Christopher A. Kryzan...   20,000(3)        1%      2.5625     4/15/07    28,188   69,700
                           80,000(3)        4%      2.5625     2/21/06    98,400  233,700
A. Clay Leighton........   30,000(3)        2%      2.5625     7/22/07    42,281  104,550
                           30,000(3)        2%      2.5625      3/3/08    48,431  122,231
                           40,000(2)        2%      2.5625      3/3/08    64,575  162,975
                           20,000(3)        1%      2.5625     7/16/06    24,600   58,425
                           12,500(3)        *       2.5625    11/21/05    15,375   36,516
                           12,500(3)        *       2.5625    11/21/05    15,375   36,516

--------
 *Less than 1%
(1) Excludes options granted in fiscal year 1998 and subsequently repriced upon issuance of replacement options and includes options that were originally granted in fiscal years 1996 or 1997 and were repriced upon issuance of replacement options on March 3, 1998. See footnotes 1-3, 5 and 6 of the Summary Compensation Table and the Report of the Board Regarding Executive Compensation regarding the repricing of options.
(2) These options, granted under the Company's Stock Option Plan, vest over a period of one year at a rate of 8.3333 percent per month.
(3) These options, granted under the Company's Stock Option Plan, vest over a period of four years at a rate of 25% one year from the date of grant of the original options and 2.0833 percent per month thereafter.
(4) Percentages are based upon option grants for the fiscal year which includes all options repriced on March 3, 1998. See the Report of the Board Regarding Executive Compensation regarding the repricing of options.
(5) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant, as determined by reference to the closing price of the Company's Common Stock on the Nasdaq National Market.
(6) These options are subject to earlier expiration in the event of the officer's termination of employment with the Company.
(7) Potential realizable value is based on an assumption that the fair market value of the stock on the date of grant appreciates at the stated rate, compounded annually, from the date of grant until the end of the option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation.

  The following table sets forth information regarding the number and value of options exercised during the fiscal year ended March 31, 1998 and of unexercised options held by the named executive officers on March 31, 1998. Value is considered to be the difference between exercise price and the closing price of $3.063 per share of the Common Stock as quoted on the Nasdaq National Market on March 30, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                       AND FISCAL YEAR END OPTION VALUES

                           SHARES                       NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                         ACQUIRED ON   AGGREGATE       UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                          EXERCISE   VALUE REALIZED  OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END
          NAME               (#)          ($)       EXERCISABLE/UNEXERCISABLE(1) EXERCISABLE/UNEXERCISABLE(2)
          ----           ----------- -------------- ---------------------------- ----------------------------
Robert J. Doris.........        0             0            49,563/125,437               $24,806/62,781
Mary C. Sauer...........        0             0            23,324/88,676                $11,674/44,382
James A. Moorer.........        0             0            14,577/10,423                $ 7,296/5,217
Christopher A. Kryzan...        0             0            40,000/60,000                $20,020/30,030
A. Clay Leighton........    3,000        $9,214            72,375/105,625               $73,642/52,865

--------
(1) Excludes options granted and subsequently cancelled upon issuance of replacement options (see Summary Compensation Table, footnotes 1-3, 5 and
    6).
(2) These values have not been, and may not be, realized, and are based on the positive spread between the respective exercise prices of the outstanding stock options and the closing price of the Company's Common Stock at March 31, 1998 ($3.063).

  The Company did not make any awards during the fiscal year ended March 31, 1998 to any of the executive officers named in the Summary Compensation Table under any long-term incentive plan providing compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, excluding the stock options set forth above.

             REPORT OF THE BOARD REGARDING EXECUTIVE COMPENSATION

  The Board does not have a Compensation Committee. Accordingly, it is the responsibility of the entire Board to determine the most effective total executive compensation strategy, based upon the business needs of the Company and consistent with shareholders' interests, to administer the Company's executive compensation plans, programs and policies, to monitor corporate performance and its relationship to compensation of executive officers, and to take other appropriate actions concerning matters of executive compensation.

 Compensation Philosophy

  The Company was formed in 1986 as a private company and initially offered Common Stock to the public in February 1994. Four key goals form the basis for compensation decisions for all employees of the Company:

    1. To attract and retain the most highly qualified management and employee team;

    2. To pay competitively compared to similar audio and video software and hardware companies and to provide appropriate reward opportunities for achieving high levels of performance compared to similar organizations in the marketplace;

    3. To emphasize sustained performance by aligning rewards with shareholder interests; and

    4. To motivate executives and employees to achieve the Company's annual and long-term business goals and encourage behavior toward the fulfillment of those objectives.

  Equity participation and a strong alignment to shareholders' interests are key elements of the Company's executive compensation philosophy. As a result of this philosophy, the Company's executive compensation program consists of base salary, cash bonuses, incentive stock options and standard benefits.

  Base Salary and Cash Bonuses. The Board recognizes the importance of maintaining compensation practices and levels of compensation competitive with those offered by audio and video software and hardware companies in comparable stages of development. For external marketplace comparison purposes, a significant group of companies operating in our industry are utilized for determining competitive compensation levels.

  Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is conservative, maintaining base salaries at or somewhat below the competitive industry approximate median. Determination of base salary levels is established on an annual review of marketplace competitiveness with similar audio and video software and hardware companies, and on individual performance. Periodic increases in base salary relate to individual contributions evaluated against established objectives, relative marketplace competitiveness levels, length of service, and the industry's annual competitive pay practice movement.

  Cash bonuses are based primarily on the Company's financial performance for the year and also include an assessment of individual performance.

  Equity Ownership--Stock Options. The Board strongly believes that it is important for key employees who have significant responsibility for the management, growth, and future success of the company to have significant equity ownership interest in the Company and have the potential to gain financially from Company stock price increases. The interests of shareholders, executives and employees should thereby be closely aligned. The Board seeks to provide such ownership interest to executives and key employees, giving them the right to purchase shares of Common Stock of the Company in the future at a price equal to fair market value at the date of grant. The Company generally grants such stock options throughout the year.

  Under the Company's Stock Option Plan, shares of the Company's Common Stock may be purchased at the option price set by the Company. All grants must be exercised according to the provisions of the Company's Stock Option Plan. All outstanding options expire on the earlier of ten years after the date of grant or 90 days after termination of service with the Company. In March, 1998, following a significant decline in the market price of the Company's Common Stock during the preceeding months, the Board authorized the repricing of certain options by the Chief Executive Officer. The options were repriced as of March 3, 1998, with the effect of canceling the old options and granting new options with an exercise price equal to the fair market value of the Common Stock on such date. Other than the change in exercise price, the terms of each repriced option, including the vesting schedule and expiration date, are the same as that of the initial option. The Board authorized the repricing of the options for the same reason it authorized the initial grants, including promoting the retention of employees crucial to the success of the Company and motivating them to perform their duties in ways that will contribute to the appreciation of stockholder value. In the opinion of the Board, the regrant was a prudent way to reduce the risk of attrition of key employees and thereby reduce the risks to the Company's product development.

  Other Benefits. The Company's philosophy is to provide adequate health- and welfare-oriented benefits to executives and employees. The Company provides no other executive benefits.

  The Company's Chief Executive Officer, Mr. Doris, is also a founder of the Company with a significant equity interest. The Board seeks to compensate Mr. Doris primarily through base salary. In fiscal 1998, the company paid Mr. Doris a base salary of $180,000, which reflected an increase of 9% over his fiscal 1997 base salary. Mr. Doris did not receive a cash bonus in the fiscal year ended March 31, 1998. In establishing Mr. Doris' salary the Board considered the Company's past growth in revenue and profitability, the Company's experience in achieving product development goals, domestic and international sales and the Company's ability to develop the current management team. The total cash compensation paid to Mr. Doris in the fiscal year ended March 1998 is less than that paid to chief executive officers of the competitive industry comparative group; however, the Board believes that this compensation is appropriate in light of his equity interest. In addition, Mr. Doris was granted options covering 175,000 shares of Common Stock in fiscal 1998, 85,000 of which were repriced on March 3, 1998.

 Summary

  The Board believes that the compensation of executives by the Company is appropriate and competitive with the compensation programs provided by other audio and video software and hardware companies with which the Company competes for executives and employees in light of the equity interests of the Company's founders. The Board believes its compensation strategy, principles, and practices result in a compensation program tied to shareholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's shareholders.

 The Board of Directors

   -- Michael C. Child -- Peter J. Marguglio
   -- Robert J. Doris -- James A. Moorer
   -- Robert M. Greber -- Mary C. Sauer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Board does not have a Compensation Committee. Accordingly, the entire Board determines executive compensation. Robert J. Doris, James A. Moorer and Mary C. Sauer are directors and are the founders and principal executive officers of the Company.

                           10-YEAR OPTION REPRICINGS

  The following table summarizes stock options granted to the executive officers of the Company that have had options canceled and new options issued with new exercise prices during the past ten (10) fiscal years.

                                 NUMBER OF
                                SECURITIES  MARKET PRICE                          LENGTH OF ORIGINAL
                                UNDERLYING   OF STOCK AT  EXERCISE PRICE             OPTION TERM
                                  OPTIONS      TIME OF      AT TIME OF     NEW    REMAINING AT DATE
                                REPRICED OR REPRICING OR   REPRICING OR  EXERCISE  OF REPRICING OR
          NAME            DATE  AMENDED (#) AMENDMENT ($) AMENDMENT ($)  PRICE($)     AMENDMENT
          ----           ------ ----------- ------------- -------------- -------- ------------------
EXECUTIVE OFFICERS
Robert J. Doris......... 3/3/98   85,000       2.5625         8.375       2.5625   9 yrs., 9 mos.
 President and CEO
Mary C. Sauer........... 3/3/98   40,000       2.5625         8.375       2.5625   9 yrs., 9 mos.
 Senior Vice President
James A. Moorer......... 3/3/98   25,000       2.5625         8.375       2.5625   9 yrs., 9 mos.
 Senior Vice President
Christopher A. Kryzan... 3/3/98   20,000       2.5625          8.50       2.5625   9 yrs., 1 mo.
 Vice President          3/3/98   80,000       2.5625          5.50       2.5625   8 yrs.
A. Clay Leighton........ 3/3/98   12,500       2.5625          6.00       2.5625   7 yrs., 8 mos.
 Chief Financial Officer 3/3/98   12,500       2.5625          6.00       2.5625   7 yrs., 8 mos.
                         3/3/98   20,000       2.5625          5.75       2.5625   8 yrs., 4 mos.
                         3/3/98   30,000       2.5625         5.125       2.5625   9 yrs., 4 mos.
Kirk Paulsen............ 3/3/98   10,000       2.5625          6.50       2.5625   7 yrs., 9 mos.
 Vice President          3/3/98   10,000       2.5625          6.50       2.5625   7 yrs., 9 mos.
                         3/3/98   10,000       2.5625          5.75       2.5625   8 yrs., 4 mos.
                         3/3/98   10,000       2.5625          6.75       2.5625   6 yrs., 5 mos.
                         3/3/98   10,000       2.5625          7.50       2.5625   9 yrs., 10 mos.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Such officers, directors and ten percent shareholders are also required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they file.

  Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that, during the fiscal year ended March 31, 1998, there has been no failure by any of its officers, directors or 10 percent shareholders to file on a timely basis any reports required by Section 16(a).

                    [CUMULATIVE TOTAL SHAREHOLDER RETURN
                       PERFORMANCE GRAPH APPEARS HERE]


                                 2/10/94 MAR-94  MAR-95  MAR-96  MAR-97  MAR-98
  ------------------------------------------------------------------------------
   Sonic Solutions, Inc.........  $100   $103.95 $114.47 $ 72.37 $ 65.79 $ 32.24
   S&P 500 Index................  $100   $ 95.27 $110.10 $145.45 $174.29 $257.94
   H&Q Technology...............  $100   $ 98.40 $127.66 $173.74 $201.93 $300.74


                                 PROPOSAL TWO

               APPROVAL OF THE COMPANY'S 1998 STOCK OPTION PLAN

BACKGROUND

  The Company's Board of Directors adopted the Sonic Solutions 1998 Stock Option Plan (the "Plan") in July 1998, subject to shareholder approval. The Plan covers 1,000,000 shares of Common Stock, with an annual increase in the number of shares available for issuance under the Plan on the last day of each fiscal year; provided that the total number of shares issuable under the Plan shall not exceed 2,000,000. The purpose of this proposal is to obtain shareholder approval of the Plan and the shares issuable thereunder.

APPROVAL OF THE PLAN

  The Plan is intended to strengthen the Company by providing added incentive to directors, officers, employees and consultants of the Company for high levels of performance and for unusual efforts to increase the earnings of the Company through participation in the growth value of the Company's Common Stock. As of March 31, 1998, the Company had no options outstanding under the Plan. The Plan is the successor to the Company's 1989 Stock Option Plan (the "1989 Plan") which will expire by its terms in 1999. As of March 31, 1998, options for 1,660,178 shares of Common Stock were outstanding under the 1989 Plan, and 24,593 shares of Common Stock remained available for future option grants. The Plan authorizes the granting of both options which are incentive stock options ("ISOs"), within the meaning of the Internal Revenue Code (the "Code"), and nonstatutory options to which Section 421 of the Code does not apply ("NQOs", and together with ISOs, "Options"). The 1989 Plan expires in 1999 and without approval of the Plan, the Company would not be able to provide future grants to employees following expiration of the 1989 Plan. The Board of Directors believes that it would be in the best interests of the Company to adopt the Plan.

DESCRIPTION OF THE PLAN

  The following is a general summary of the principal provisions of the Plan. Any shareholder who desires to review the actual text of the Plan may obtain copies by writing the Company's Secretary.

  A total 1,000,000 shares are reserved for issuance under the Plan, which is subject to an annual increase (the "Renewal Feature") to be made on the last day of each fiscal year equal to 2% of the total number of shares of the Company's Common Stock outstanding on such date. Notwithstanding the Renewal Feature, in no event shall the total number of shares issuable under the Plan exceed 2,000,000.

  The Plan provides for the grant of ISOs to employees (including employees who are officers or directors) and for the grant of NQOs to employees, nonemployee directors and consultants of the Company. The Plan is administered by the Company's Chief Executive Officer, except that the Plan is administered by the Board (or a committee of the Board) to the extent required to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (in any case, the "Administrator") or rules governing ISOs. The Administrator determines the terms of Options granted under the Plan, including the exercise price, the number of shares subject to the Option and the schedule pursuant to which such shares shall become exercisable. The exercise price of each ISO granted under the Plan must be at least equal to 100% of the fair market value of the underlying shares on the date of grant and the exercise price of each NQO must be at least equal to 85% of such fair market value. The maximum term of each Option is ten years. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any ISO must be at least 110% of the fair market value of the Common Stock on the date of grant and the term may be no longer than five years. Under the terms of the Plan, no employee may receive ISOs which first become exercisable in any calendar year to purchase Common Stock with an aggregate fair market value in excess of $100,000 at the time of grant. In addition, under the Plan, the Company may not grant Options for more than 500,000 shares to any one participant in any fiscal year. Options may be exercised for three months after the recipient of an option ("Optionee") leaves the Company and, if the Optionee's employment is terminated by reason of death or disability, for one year after such termination, but in either case, an Option may not be exercised beyond the original term of the Option. Options are not transferable or assignable except by the laws of descent and distribution, or in the case of NQOs, to the extent determined by the Administrator. Each Option is exercisable, during the lifetime of the Optionee, only by the Optionee, except, in the case of NQOs, as otherwise determined by the Administrator. At the time an Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee is required to make adequate provision for federal and state income tax withholding obligations of the Company, if any, resulting from the exercise. The exercise price of Options may be paid in cash or, in accordance with the provisions of the Plan, by delivery of an Optionee's full recourse promissory note or shares of Common Stock owned by the Optionee. In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, all Options shall be assumed or substantially equivalent options shall be substituted by the successor corporation; provided however, that if the successor corporation does not assume or substitute new options, unless otherwise determined by the Administrator, all outstanding Options will accelerate and become exerciable for a period of thirty days before expiring.

  The Plan expires in 2008, unless terminated earlier by the Board of Directors. The Board may at any time terminate or amend the Plan, provided that without approval of stockholders, except for increases by reason of the Renewal Feature, there may be no increase in the total number of shares covered by the Plan. In any case, no amendment may adversely affect any then outstanding Option or unexercised portion thereof without the Optionee's consent unless such amendment is required to enable the option to qualify as an ISO.

STOCK OPTION PLAN BENEFITS

  As of March 31, 1998, the Company has issued no Options under the Plan. The following table shows the number of Options issued under the 1989 Stock Option Plan to the persons and the groups named below in the year ended March 31, 1998.

                                 PLAN BENEFITS

                                                                   NUMBER OF
                NAMED CORPORATE OFFICERS AND GROUPS              OPTIONS ISSUED
                -----------------------------------              --------------
   Name and Position:
   Robert J. Doris, President, CEO and Director.................     175,000
   Mary C. Sauer, Sr. V.P. of Business Development, Secretary
    and Director................................................     112,000
   James A. Moorer, Sr. V.P. of Audio Development and Director..      25,000
   Christopher A. Kryzan........................................     100,000
   A. Clay Leighton.............................................     155,000
   Executive Group..............................................     647,000
   Non-Executive Director Group.................................           0
   Non-Executive Employee Group.................................   1,278,150

PROPOSAL; BOARD RECOMMENDATION

  Shareholders are being asked to approve the Plan. The affirmative votes of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for approval of the Amendment to the Plan. The Board recommends a vote "FOR APPROVAL" of the proposal.

FEDERAL INCOME TAX CONSEQUENCES

  THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

 Incentive Stock Options

  Award; Exercise. ISOs granted under the Plan are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of the Company (including directors who are also employees). An Optionee does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the option exercise price (the "Option Spread") is includible in the Optionee's "alternative minimum tax income" ("AMTI"), used to calculate the "alternative minimum tax". The Option Spread is measured on the date of exercise and is generally includible in AMTI in the year of exercise.

  Sale of ISO Shares. If an Optionee holds the shares for at least two years from the date the ISO was granted, and for at least one year from the date the ISO was exercised, any gain from a sale of the shares should be taxable as capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO is exercised or at the time the stock is sold. If an Optionee disposes of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO was exercised exceeds the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and the Company should be entitled to a corresponding tax deduction. Gain in a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income, if any, would be capital gain.

  Exercise with Stock. If an Optionee pays for option shares with shares of the Company acquired under an ISO or other qualified stock option ("statutory stock option"), the tender of shares is a Disqualifying Disposition of the statutory option stock if the applicable holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under an ISO or other qualified stock option of the Company, then any appreciation in value of the surrendered shares is not taxed upon surrender.

  If an Optionee tenders Common Stock (other than statutory option stock) to pay all or a part of the exercise price of an ISO, the Optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, the shares acquired upon exercise that are equal on value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the Optionee had in the surrendered shares. The value of the additional shares are treated as newly acquired with a zero basis.

 Nonqualified Stock Options

  Award; Exercise. An Optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the Optionee files a Section 83(b) Election with respect to the shares, the Optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date.

  The Optionee's tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the Optionee will not be taxable upon exercise, but instead will have ordinary income, on the date the restrictions lapse, in an amount equal to the difference between the amount paid for the shares under the Option and their fair market value as of the date of lapse; in addition, the Optionee's holding period will begin on the date of lapse.

  Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an Optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

  Sale of Option Shares. Upon sale, other than to the Company, of shares acquired under a NQO, an Optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the Optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not necessarily equivalent to a dividend" within the meaning of the Code.

  Exercise with Stock. If an Optionee tenders Common Stock (other than statutory option stock -- see above) to pay all or part of the exercise price of a NQO, the Optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the Optionee had in the surrendered shares. The value of the additional shares is taxable as ordinary income (subject to the discussion above on restricted stock) and the additional shares will be treated as newly acquired and will have a basis equal to their fair market value on the exercise date.

  If the surrendered shares are statutory option stock as described above under "Incentive Stock Options", with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a Disqualifying Disposition of the surrendered stock.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has selected KPMG Peat Marwick as independent public accountants to audit the financial statements of the Company for the 1999 fiscal year. KPMG Peat Marwick has acted as the Company's auditors since March 31, 1993. Representatives of KPMG Peat Marwick are expected to be present at the Annual meeting and will have an opportunity to make a statement if they desire to do so. The representatives of KPMG Peat Marwick also will be available to respond to questions raised during the meeting.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders of the Company which are intended to be presented at the Company's 1999 annual meeting of shareholders must be received by the Secretary of the Company no later than March 31, 1999 in order to be included in the proxy soliciting material relating to that meeting.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

                                          THE BOARD OF DIRECTORS

Dated: July 24, 1998

                                                                     APPENDIX A

                            1998 STOCK OPTION PLAN
                                      OF
                                SONIC SOLUTIONS

1. PURPOSES OF THE PLAN

  The purposes of the 1998 Stock Option Plan (the "Plan") of Sonic Solutions, a California corporation (the "Company"), are to:

    (a) Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

    (b) Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or any Affiliate (as defined below); and

    (c) Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the "Common Stock").

  Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified options" ("NQOs").

2.ELIGIBLE PERSONS

  Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate of the Company is eligible to receive NQOs or ISOs under this Plan. Every person who at the date of grant is a director of or consultant to the Company or to any Affiliate of the Company is eligible to receive NQOs under this Plan. The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 425(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee, of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

3.STOCK SUBJECT TO THIS PLAN

  Subject to the provisions of Section 6.1(a) of the Plan, the initial maximum aggregate number of shares of stock which may be issued on exercise of Options granted pursuant to this Plan is 1,000,000 shares of Common Stock (the "Share Limit"). The Share Limit shall automatically be increased on the last business day of each fiscal year by an amount equal to 2% of the total number of shares of Common Stock outstanding on such date; provided, however, that in no event shall such automatic share increase cause the Share Limit to exceed 2,000,000 shares. The shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan. Shares issued pursuant to an Option which are repurchased by the Company in accordance with the terms of the Plan shall become available again for grants as NQOs under the Plan.

4.ADMINISTRATION

  4.1 This Plan shall be administered by the Board of Directors of the Company (the "Board"), or by a committee (the "Committee") of at least two (2) Board members to which administration of the Plan is delegated or, with respect to persons other than directors and "executive officers" as defined in the Securities Exchange Act and the rules and regulations thereunder, by the Chief Executive Officer of the Company (in each case, the "Administrator"), in accordance with the provisions of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"), or by any successor rule thereto.

  4.2 Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend and rescind rules, regulations and guidelines relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including, but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) or to accelerate the exercise date of any Option or to defer (with the consent of the optionee) or to accelerate the expiration of any right of repurchase which the Company may have with respect to shares issued or issuable upon exercise of any Option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

  4.3 All questions of interpretation, implementation and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons, including the Company and all options.

5. GRANTING OF OPTIONS; OPTION AGREEMENT

  5.1 No Options shall be granted under this Plan after ten (10) years from the date of adoption of this Plan by the Board.

  5.2 Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the optionee or both to execute such an agreement shall not invalidate the granting of an Option.

  5.3 The agreement shall specify whether each Option it evidences is a NQO or an ISO. However, notwithstanding such designations, if the aggregate fair market value of the shares under Options designated as ISOs would become exercisable for the first time by any optionee at a rate in excess of $100,000 in any calendar year (under all plans of the Company), then unless otherwise provided in the stock option agreement or by the Administrator, the exercisability of ISOs (or portions thereof) having the highest per share exercise price shall be delayed until the earliest time at which their exercisability would not cause the $100,000 limitation to be exceeded. For purposes of this Section 5.3, Options shall be taken into account in the order in which they were granted, and the fair market value of the shares shall be determined as of the time the Option with respect to such shares is granted.

  5.4 The Administrator may approve the grant of Options under the Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultant at the date of approval. In such cases, the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment or consulting relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6. TERMS AND CONDITIONS OF OPTIONS

  Each Option granted under this Plan shall be designated as an NQO or an ISO. Each Option shall be subject to the terms and conditions set forth in Section
6.1. NQOs shall also be subject to the terms and conditions set forth in
Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

  6.1 Terms and Conditions to Which All Options Are Subject. All Options granted under this Plan shall be subject to the following terms and conditions:

    (a) Changes in Capital Structure. Subject to Section 6.1(b), if the Common Stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, appropriate adjustments or substitutions shall be made in:
  (i) the number and class of shares of Common Stock subject to this Plan and each Option outstanding under this Plan; and (ii) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be at the discretion of and subject to approval by the Administrator in its sole discretion.

    (b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation involving the Company in which the Company is not the surviving corporation (other than with a subsidiary of the Company solely to effect a reincorporation) or in which the shareholders of the Company prior to such transaction own less than 50% of the shares entitled to vote of the surviving entity, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Options or to substitute equivalent options therefor, unless the Administrator shall determine otherwise, all Options shall be fully exercisable for a period of thirty (30) days from the date notice is given under this Section 6.1(b) and shall terminate upon expiration of such 30-day period.

    (c) Time of Option Exercise. Except as necessary to satisfy the requirements of Section 422 of the Code and subject to Section 5, Options granted under this Plan shall be exercisable: (a) immediately as of the effective date of the stock option agreement granting the Option; or (b) at such other times as are specified in the written stock option agreement relating to such Option. No Option shall be exercisable, however, until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

    (d) Option Grant Date. Except in the case of advance approvals described in Section 5.4, the date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

    (e) Nonassignability of Option Rights. No Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, except, with respect to NQOs, which may be assignable or otherwise transferable by the optionee as the Administrator may determine in its sole discretion. During the life of the optionee, an Option shall be exercisable only by the optionee, except, with respect to NQOs, as the Administrator may determine in its sole discretion.

    (f) Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion, may authorize any one or more of the following additional methods of payment: (i) acceptance of the optionee's full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest on debt instruments of such type would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company); or (ii) delivery by the optionee of Common Stock already owned by the optionee for all or part of the Option price, provided the value (determined as set forth in Section 6.1(k) of such Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; provided, however, that if an optionee has exercised any portion of any option granted by the Company by delivery of Common Stock, the optionee may not, within six (6) months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock.

    (g) Termination of Employment or Service. Unless determined otherwise by the Administrator in its absolute discretion, to the extent not already expired or exercised, an Option shall terminate at the earlier of: (i) the Expiration Date (as defined in Section 6.1(k); or (ii) three (3) months after termination of employment with the Company or any Affiliate (with respect to employees) or three (3) months after the last day served as a director or consultant to the Company or any Affiliate (with respect to consultants); provided, that an Option shall be exercisable after the date of termination of employment or service as a consultant only to the extent exercisable on the date of termination; and provided further, that if termination of employment or service as a consultant is due to the optionee's death or "disability" (as determined in accordance with Section 22(e)(3) of the Code), the optionee, or the optionee's personal representative (or any other person who acquires the Option from the optionee by will or the applicable laws of descent and distribution), may at any time within twelve (12) months after the termination of employment or service as a consultant (or such lesser period as is specified in the option agreement but in no event after the Expiration Date of the Option), exercise the rights to the extent they were exercisable on the date of the termination. A transfer of an optionee from the Company to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence due to sickness, military service or other cause duly approved by the Company, shall not be deemed a termination of employment or the consulting relationship for purposes of this Plan.

    (h) Repurchase of Stock. Unless otherwise provided for by the Administrator in the option agreement, the Common Stock to be delivered pursuant to the exercise of any Option granted to an employee or consultant under this Plan may be subject to a right of repurchase in favor of the Company, with respect to any employee or consultant whose employment or consulting relationship with the Company is terminated, at the Option exercise price per share, and such shares shall be held by the Company in escrow to facilitate the Company's repurchase right. Unless otherwise provided for by the Administrator in the option agreement, the Company's repurchase right shall expire as to 25% of the total amount of the shares subject to the Option on the first anniversary date of the Option grant or such other date as may be set by the Administrator and shall expire as to an additional 2.0833-1/3% of such shares at the end of each succeeding calendar month. Determination of the number of shares subject to such right of repurchase shall be made as of the date the employee's employment by or consultant's consulting relationship with, the Company terminates, not as of the date that any Option granted to such employee or consultant is thereafter exercised. The Company's repurchase right may be waived by the Board.

    (i) Withholding and Employment Taxes. At the time of exercise of an Option (or at such later time(s) as the Company may prescribe), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If and to the extent authorized by the Committee, in its sole discretion, an optionee may make an election (i) to deliver to the Company a promissory note of the participant on the terms set forth in Section 6.1(f), (ii) to tender to the Company previously owned shares of Common Stock, or (iii) to have shares of Common Stock to be obtained upon exercise of the Option withheld by the Company on behalf of the participant, to pay the amount of tax that the Committee, in its discretion, determines to be required to be withheld by the Company. Any shares tendered to or withheld by the Company shall be valued at fair market value on such date. The value of the shares of Stock tendered or withheld may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

    (j) Other Provisions. Each Option granted under this Plan may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code.

    (k) Option Term. No Option shall be exercisable more than ten (10) years after the date of grant, or such lesser period of time as is set forth in the option agreement (the end of the exercise period stated in the option agreement is referred to in this Plan as the "Expiration Date"). Notwithstanding the foregoing, no ISO granted to a Ten Percent Stockholder (as defined in Section 6.3(a) shall be exercisable more than five (5) years after the date of grant

    (l) Limitation on Option Grants. The Company may not grant options under the Plan for more than 500,000 shares to any one participant in any fiscal year.

  6.2 Terms and Conditions to Which Only NQOs Are Subject. The exercise price of a NQO shall be determined by the Administrator and shall in no event be less than 85% of the fair market value of the Common Stock subject to the Option on the date of grant. For purposes of the Plan, the "Fair Market Value" of the Common Stock means, as of any given date, the closing sales price of the Common Stock reported on the Nasdaq National Market System or, if the Common Stock is not traded on the Nasdaq National Market, the fair market value of the Common Stock as determined by the Administrator in good faith.

  6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

    (a) Exercise Price. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the Fair Market Value of the Common Stock subject to the Option on the date of grant, except that the exercise price of an ISO granted to any person who owns, directly or by attribution, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "Ten Percent Stockholder") shall in no event be less than 110% of such Fair Market Value.

    (b) Disqualifying Dispositions. If stock acquired upon exercise of an ISO is disposed of in a "disqualifying disposition" within the meaning of
  Section 422 of the Code, the holder of the stock immediately before the disposition shall notify the Company in writing of the date and terms of the disposition and comply with any other requirements imposed by the Company in order to enable the Company to secure any related income tax deduction to which it is entitled.

7. MANNER OF EXERCISE

  7.1 An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 6.1(f) and, if required, by payment of any federal or state withholding or employment taxes required to be withheld by virtue of exercise of the Option. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price and any required federal or state withholding or employment taxes will be considered as the date such Option was exercised. There is no limit on the number of times Options may be exercised in any calendar year, unless the President of the Company or the Board prescribes such a limit.

  7.2 Promptly after the date an Option is exercised, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of Common Stock. An optionee or transferee of an optionee shall not have any privileges as a shareholder with respect to any Common Stock covered by the Option until the date of issuance of a stock certificate.

8. EMPLOYMENT OR CONSULTING RELATIONSHIP

  Nothing in this Plan or any Option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

9. FINANCIAL INFORMATION

  The Company shall provide to each optionee during the period such optionee holds an outstanding Option a copy of the financial statements of the Company as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall be delivered as soon as practicable following the end of the Company's fiscal year during the period Options are outstanding.

10. LEGAL REQUIREMENTS

  The Company shall not be obligated to offer or sell any shares upon exercise of any Option unless the shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares are otherwise in compliance with all applicable securities laws and the regulations of any stock exchange on which the Company's securities may then be listed. The Company shall have no obligation to register the shares of Common Stock covered by this Plan under the federal securities laws or take any other steps as may be necessary to enable the shares of Common Stock covered by this Plan to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an Option, an optionee may be required to furnish representations or undertaking deemed appropriate by the Company to enable the offer and sale of the shares or subsequent transfers of any interest in the shares to comply with applicable securities laws. Certificates evidencing shares acquired upon exercise of Options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the option agreements.

11. AMENDMENTS TO PLAN

  The Board may amend this Plan at any time. Without the consent of an optionee, no amendment may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to federal or other tax laws relating to incentive stock options. No amendment shall require shareholder approval unless:

    (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes;

    (b) shareholder approval is required to meet the exemptions provided by Rule 16b-3, or any successor rule thereto; or

    (c) the Board otherwise concludes that shareholder approval is advisable.

12. STOCKHOLDER APPROVAL; TERM

  This Plan shall become effective upon adoption by the Board of Directors; provided, however, that no Option shall be exercisable unless and until written consent of holders of a majority of the outstanding shares of capital stock of the Company, or approval by holders of a majority of shares of capital stock of the Company present, or represented, and entitled to vote at a validly called shareholders' meeting (or such greater number as may be required by law or applicable governmental regulations or orders) is obtained within twelve (12) months after adoption by the Board. This Plan shall terminate ten (10) years after adoption by the Board unless terminated earlier by the Board. The Board may terminate this Plan at any time without shareholder approval. No Options shall be granted after termination of this Plan, but termination shall not affect rights and obligations under then outstanding Options.

                                SONIC SOLUTIONS

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) Robert J. Doris and A. Clay Leighton, or either of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to vote as designated on the reverse side, and in their discretion, upon such other business as may properly be presented to the meeting, all of the shares of SONIC SOLUTIONS which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders to be held September 1, 1998, and at any adjournments or postponements thereof.

     This proxy, when properly executed, will be voted in the manner directed by
the undersigned shareholder.   WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE
VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE.   The proxy holders in their
discretion may cumulate votes for the election of directors.   This proxy may be
revoked at any time prior to the time it is voted by any means described in the accompanying Proxy Statement.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

The Board of Directors recommends a vote FOR Items 1            Please mark your        [X]
and 2.                                                          votes as
                                                                indicated in this
                                                                example

ITEM 1 - ELECTION OF DIRECTORS                                  WITHHELD
                                        FOR                     FOR ALL
                                        [ ]                       [ ]                   Please complete, date and
                                                                                        sign this proxy and mail
                                                                                        it promptly in the enclosed
                                                                                        envelope to assure
                                                                                        representation of your
                                                                                        shares.

Nominees:

                Michael C. Child        James A. Moorer

                Robert J. Doris         Peter J. Marguglio

                Robert M. Greber        Mary C. Sauer

WITHHELD FOR: (Write that nominee's name in the space provided below).

_____________________________________________________________________________________________________________________


ITEM 2 - ADOPTION OF 1998 STOCK OPTION PLAN

                        FOR                     AGAINST                 ABSTAIN
                        [ ]                       [ ]                     [ ]


Signature_________________________________________  Signature___________________________________________  Date________

NOTE:  Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                             FOLD AND DETACH HERE